                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statement of En Pointe Technologies, Inc. on Forms S-8 (File Nos. 333-06395, 333-10583 and 333-33323) of our report dated November 11, 1997, on our audits of the financial statements and financial statement schedule of En Pointe Technologies, Inc. as of September 30, 1997 and 1996 and for each of the three years in the period ended September 30, 1997, which report is included in this Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Selected Financial Data".

                                /s/ COOPERS & LYBRAND L.L.P.
                                ----------------------------
                                Coopers & Lybrand L.L.P.

Los Angeles, California
December 24, 1997